Investor Relations Sameer Murukutla + 1 646 767 4864 Sameer.Murukutla@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

New York, April 30, 2025 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2025.

$509.7 million quarterly revenues, an increase of 24.7% (25.8% on a constant currency basis) compared to prior year period
$2.5 trillion average daily volume (“ADV”) for the quarter, an increase of 33.7% compared to prior year period; quarterly ADV records in U.S. government bonds, European government bonds, mortgages, U.S. swaps/swaptions ≥ 1-year, fully electronic U.S. high grade credit, fully electronic U.S. high yield credit, European credit, credit swaps, and global repurchase agreements
$168.3 million net income and $205.7 million adjusted net income for the quarter, increases of 17.4% and 22.5% respectively from prior year period
54.6% adjusted EBITDA margin and $278.2 million adjusted EBITDA for the quarter, compared to 53.7% and $219.5 million respectively for prior year period
$0.69 diluted earnings per share (“Diluted EPS”) and $0.86 adjusted diluted earnings per share for the quarter
$0.12 per share quarterly cash dividend declared, a 20.0% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
“Tradeweb delivered strong financial results for the first quarter of 2025, underscoring how technology is reshaping single market and multi-asset class trading. We reported record revenue of $509.7 million—up nearly 25% YoY—alongside record trading volume of $164.5 trillion and average daily volume of $2.5 trillion, up 33.7% YoY.

While market volatility contributed to record volumes, we also saw positive market share trends and greater adoption of electronic protocols and tools. In rates, performance was fueled by the combined strength of Tradeweb’s institutional and wholesale U.S. Treasuries platforms, as well as our global strength in interest rate swaps. This quarter also marked the 20th anniversary of Tradeweb’s interest rate swaps platform—two decades of driving innovation in this market. In credit, we captured nearly 26% of total and 18% of fully electronic share of U.S. high grade TRACE, respectively, and 10% and 7.5% of total and fully electronic share of U.S. high yield TRACE, respectively.

In January, Troy Dixon joined our leadership team as co-head of global markets alongside Enrico Bruni, and in March, we welcomed Rich Repetto to our Board.

More recently, as volatility played out across Treasury markets in early April, we facilitated record single-day volume of $472.5bn in U.S. government bonds on April 9. Despite this intense volatility and record volumes, markets operated properly, and traders continued to rely on electronic trading.”

SELECT FINANCIAL RESULTS	1Q25	1Q24	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	1Q25	1Q24	YoY
GAAP Financial Measures							Rates	Cash	$559	$466	20.0%
Total revenue	$509,677	$408,739	24.7%		25.8%			Derivatives	884	800	10.5%
Rates	$265,432	$214,093	24.0%		25.4%			Total	1,443	1,266	14.0%
Credit	$124,000	$115,839	7.0%		7.7%		Credit	Cash	18	17	4.9%
Equities	$31,410	$27,050	16.1%		17.7%			Derivatives	30	18	73.9%
Money Markets	$43,712	$16,791	160.3%		161.6%			Total	49	35	39.4%
Market Data	$38,707	$29,022	33.4%		33.5%		Equities	Cash	12	13	(1.3)%
Other	$6,416	$5,944	7.9%		8.0%			Derivatives	14	15	(5.0)%
Net income	$168,305	$143,382	17.4%					Total	27	27	(3.3)%
Net income attributable to Tradeweb Markets Inc. (2)	$148,382	$126,142	17.6%				Money Markets	Cash	1,029	577	78.5%
								Total	1,029	577	78.5%
Diluted EPS	$0.69	$0.59	16.9%					Total	$2,547	$1,905	33.7%
Net income margin	33.0%	35.1%	-206	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$278,219	$219,528	26.7%		27.6%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	54.6%	53.7%	+88	bps	+79	bps
Adjusted EBIT (1)	$260,993	$204,558	27.6%		28.5%
Adjusted EBIT margin (1)	51.2%	50.0%	+116	bps	+110	bps
Adjusted Net Income (1)	$205,691	$167,925	22.5%		23.3%
Adjusted Diluted EPS (1)	$0.86	$0.71	21.1%		24.3%

DISCUSSION OF RESULTS
Rates – Revenues of $265.4 million in the first quarter of 2025 increased 24.0% compared to prior year period (increased 25.4% on a constant currency basis). Rates ADV was up 14.0% from prior year period, driven by record ADV in U.S. government bonds, mortgages and swaps/swaptions ≥ 1-year. Strong U.S. Treasuries ADV was led by record activity across the institutional and wholesale client channels. Global swaps/swaptions saw strong risk trading activity YoY driven by risk market share gains and market volatility as a result of global macro uncertainty. Record European government bonds ADV was up 18.9% from prior year period, led by strong volumes across our institutional client channel. Record mortgages ADV was up 19.2% from prior year period, reflecting strong specified pool volumes, as well as robust To-Be-Announced ("TBA") activity, which was primarily driven by robust roll volumes and increased trading activity from hedge fund accounts.

Credit – Revenues of $124.0 million in the first quarter of 2025 increased 7.0% compared to prior year period (increased 7.7% on a constant currency basis). Credit ADV was up 39.4% from prior year period, driven by strong European and U.S. credit volumes, including record ADV in fully electronic U.S. high grade credit, fully electronic U.S. high yield credit and credit swaps. U.S. credit ADV was up 10.4% from prior year period, reflecting continued client adoption across Tradeweb products and protocols, including request-for-quote ("RFQ") and Portfolio Trading. Record European credit ADV was up 11.1% from prior year period, driven by strong activity across a wide range of protocols. We reported 18.0% share of fully electronic U.S. high grade TRACE, up 42 basis points (bps) from prior year period, and 7.5% share of fully electronic U.S. high yield TRACE, up 86 bps from prior year period. We also reported 25.9% total share of U.S. high grade TRACE, down 29 bps from prior year period, and 10.1% total share of U.S. high yield TRACE, up 64 bps from prior year period.

Equities – Revenues of $31.4 million in the first quarter of 2025 increased 16.1% compared to prior year period (increased 17.7% on a constant currency basis). Equities ADV was down 3.3% from prior year period, primarily due to lower secondary volumes in the market, which disproportionately impacted our U.S. ETF wholesale business, while our U.S. and European institutional platforms reported strong double-digit volume growth.

Money Markets – Revenues of $43.7 million in the first quarter of 2025 increased 160.3% compared to prior year period (increased 161.6% on a constant currency basis). Money Markets ADV was up 78.5% from prior year period, driven by contributions from the August 1, 2024 acquisition of ICD and record activity in global repurchase agreements. In the U.S., repo volumes were driven by the continued unwinding of the Fed’s balance sheet and reduced balances in the reverse repo facility ("RRP").

Market Data – Revenues of $38.7 million in the first quarter of 2025 increased 33.4% compared to prior year period (increased 33.5% on a constant currency basis). The increase was primarily due to increased LSEG market data fees, with $8.4 million of the increase derived from the periodic delivery of historical data sets which occurred during the three months ended March 31, 2025, and other increases in proprietary third party market data revenue.

Other – Revenues of $6.4 million in the first quarter of 2025 increased 7.9% compared to prior year period (increased 8.0% on a constant currency basis).

Operating Expenses of $305.6 million in the first quarter of 2025 increased 26.8% compared to $241.1 million in prior year period, primarily due to (i) an increase in employee compensation and benefits as a result of an increase in incentive compensation expense tied to our financial performance and an increase in headcount to support our continued growth, (ii) an increase in depreciation and amortization expense primarily related to the assets acquired in connection with the 2024 acquisition of ICD and (iii) an $8.6 million increase in foreign exchange losses.

Adjusted Expenses of $248.7 million in the first quarter of 2025 increased 21.8% (increased 23.0% on a constant currency basis) compared to prior year period primarily due to (i) an increase in employee compensation and benefits as a result of an increase in incentive compensation expense tied to our financial performance and an increase in headcount to support our continued growth and (ii) an increase in technology and communication expense due to continued investment in our data strategy and infrastructure and increased clearance and data fees driven primarily by higher trading volumes as compared to prior year period. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
April 2025
•Became the first institutional marketplace to complete an electronic portfolio trading transaction for European government bonds. The trade was completed between L&G and Citi as the liquidity provider.

First Quarter 2025
•Appointed Rich Repetto to Tradeweb’s Board of Directors, effective as of March 6, 2025. He also serves as a member of the board’s Audit and Risk Committee.
•Announced a strategic collaboration with Coremont, a premier provider of cloud-based portfolio management software and multi-asset class analytics.
•Published our 2024 Annual Report, highlighting record trading activity across many of our products, key strategic acquisitions and the expansion of our international business.
•Appointed Troy Dixon and Enrico Bruni as co-heads of global markets, enhancing Tradeweb's leadership across broad offerings globally.
•Received approval from the U.S. Securities and Exchange Commission ("SEC") for the registration of Tradeweb's swap execution facility, TW SEF LLC, as a security-based swap execution facility (SBSEF) under Regulation SE.
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•Recognized in numerous awards celebrating our company and employees, including: Nova Awards, Top Innovator (TabbFORUM); Women in Finance Latin America Awards, Excellence in Trading Platforms - Tannia Munroe (Markets Media); Women in Tech and Data Awards, Legal/Compliance Professional of the Year - Devi Shanmugham (WatersTechnology); ICD awarded 2025 Innovation & Excellence Awards, Best Portal Technology Solution (Treasury Management International)
CAPITAL MANAGEMENT
•$1.3 billion in cash and cash equivalents and an undrawn $500 million credit facility at March 31, 2025
•Free cash flow for the trailing twelve months ended March 31, 2025 of $833.6 million, up 28.1% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash capital expenditures and capitalized software development in the first quarter 2025 of $14.8 million
•$179.9 million remained available for repurchase pursuant to the share repurchase program authorization as of March 31, 2025. No shares were repurchased during the first quarter of 2025
•$47.6 million in shares of Class A common stock were withheld in the first quarter of 2025 to satisfy tax obligations related to the vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.12 per share of Class A common stock and Class B common stock. The dividend will be payable on June 16, 2025 to stockholders of record as of June 2, 2025
OTHER MATTERS
Unchanged Full-Year 2025 Guidance*
•Adjusted Expenses: $970 - 1,030 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $176 million
•Assumed non-GAAP tax rate: ~ 24.5% - 25.5%
•Cash capital expenditures and capitalized software development: ~ $99 - 109 million
•LSEG Market Data Contract Revenue: ~$90 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2025 Sterling/US$ foreign exchange rate of 1.28.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss first quarter 2025 results starting at 9:30 AM EDT today, April 30, 2025. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/r7iitkga/
•To join the call via phone, please register in advance here: https://register-conf.media-server.com/register/BIb51b438bcfdd4a278973ed074327d158. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.2 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$421,344	$335,451
Subscription fees	55,777	49,681
LSEG market data fees	28,925	20,500
Other	3,631	3,107
Total revenue	509,677	408,739

Expenses
Employee compensation and benefits	176,877	143,087
Depreciation and amortization	62,699	49,337
Technology and communications	28,728	21,310
General and administrative	19,740	10,854
Professional fees	12,458	11,800
Occupancy	5,074	4,673
Total expenses	305,576	241,061
Operating income	204,101	167,678
Interest income	13,849	21,060
Interest expense	(587)	(1,718)
Other income (loss), net	4,221	—
Income before taxes	221,584	187,020
Provision for income taxes	(53,279)	(43,638)
Net income	168,305	143,382
Less: Net income attributable to non-controlling interests	19,923	17,240
Net income attributable to Tradeweb Markets Inc.	$148,382	$126,142

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.70	$0.59
Diluted	$0.69	$0.59
Weighted average shares outstanding:
Basic	213,087,496	212,709,872
Diluted	214,895,418	214,660,853

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	March 31,
	2025	2024
	(dollars in thousands)
Net income	$168,305	$143,382
Merger and acquisition transaction and integration costs (1)	2,496	3,614
Interest income	(13,849)	(21,060)
Interest expense	587	1,718
Depreciation and amortization	62,699	49,337
Stock-based compensation expense (2)	594	1,183
Provision for income taxes	53,279	43,638
Foreign exchange (gains) / losses (3)	8,329	(2,284)
Tax receivable agreement liability adjustment (4)	—	—
Other (income) loss, net	(4,221)	—
Adjusted EBITDA	$278,219	$219,528
Less: Depreciation and amortization	(62,699)	(49,337)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	45,473	34,367
Adjusted EBIT	$260,993	$204,558
Net income margin (6)	33.0%	35.1%
Adjusted EBITDA margin (6)	54.6%	53.7%
Adjusted EBIT margin (6)	51.2%	50.0%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2025, this adjustment also includes $0.6 million of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	March 31,
	2025	2024
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.69	$0.59
Net income attributable to Tradeweb Markets Inc.	$148,382	$126,142
Net income attributable to non-controlling interests (1)	19,923	17,240
Net income	168,305	143,382
Provision for income taxes	53,279	43,638
Merger and acquisition transaction and integration costs (2)	2,496	3,614
D&A related to acquisitions and the Refinitiv Transaction (3)	45,473	34,367
Stock-based compensation expense (4)	594	1,183
Foreign exchange (gains) / losses (5)	8,329	(2,284)
Tax receivable agreement liability adjustment (6)	—	—
Other (income) loss, net	(4,221)	—
Adjusted Net Income before income taxes	274,255	223,900
Adjusted income taxes (7)	(68,564)	(55,975)
Adjusted Net Income	$205,691	$167,925
Adjusted Diluted EPS (8)	$0.86	$0.71
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2025, this adjustment also includes $0.6 million of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)	Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for both the three months ended March 31, 2025 and March 31, 2024.
(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended
	March 31,
	2025	2024
Diluted weighted average shares of Class A and Class B common stock outstanding	214,895,418	214,660,853
Weighted average of other participating securities (1)	185,309	159,957
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,070,027	23,077,973
Adjusted diluted weighted average shares outstanding	238,150,754	237,898,783
Adjusted Net Income (in thousands)	$205,691	$167,925
Adjusted Diluted EPS	$0.86	$0.71

(1)
Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	March 31,
	2025	2024
	(dollars in thousands)
Operating expenses	$305,576	$241,061
Merger and acquisition transaction and integration costs (1)	(2,496)	(3,614)
D&A related to acquisitions and the Refinitiv Transaction (2)	(45,473)	(34,367)
Stock-based compensation expense (3)	(594)	(1,183)
Foreign exchange gains / (losses) (4)	(8,329)	2,284
Adjusted Expenses	$248,684	$204,181

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three months ended March 31, 2025, this adjustment also includes $0.6 million of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended March 31,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2025	2024
	(dollars in thousands)
Cash flow from operating activities	$920,034	$713,163
Less: Capitalization of software development costs	(50,403)	(44,078)
Less: Purchases of furniture, equipment and leasehold improvements	(36,016)	(18,239)
Free Cash Flow	$833,615	$650,846

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	March 31,
	2025	2024
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$148,382	$126,142
Less: Distributed and undistributed earnings allocated to participating securities (1)	(129)	(95)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$148,253	$126,047

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,087,496	212,709,872
Dilutive effect of PRSUs	434,441	500,978
Dilutive effect of options	289,873	599,574
Dilutive effect of RSUs and RSAs	553,747	444,066
Dilutive effect of PSUs	529,861	406,363
Weighted average shares of Class A and Class B common stock outstanding - Diluted	214,895,418	214,660,853

Earnings per share - Basic	$0.70	$0.59
Earnings per share - Diluted	$0.69	$0.59

(1)
During the three months ended March 31, 2025 and 2024, there was a total of 185,309 and 159,957, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	March 31,
	2025		2024		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$197,357	$68,075	$153,697	$60,396	$43,660	$7,679	28.4%	12.7%
Credit	113,542	10,458	108,028	7,811	5,514	2,647	5.1%	33.9%
Equities	29,206	2,204	24,674	2,376	4,532	(172)	18.4%	(7.2)%
Money Markets	39,395	4,317	12,563	4,228	26,832	89	213.6%	2.1%
Market Data	111	38,596	132	28,890	(21)	9,706	(15.9)%	33.6%
Other	398	6,018	—	5,944	398	74	N/M	1.2%
Total revenue	$380,009	$129,668	$299,094	$109,645	$80,915	$20,023	27.1%	18.3%
N/M = not meaningful

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	March 31,		YoY
	2025	2024	% Change
Rates	$2.22	$1.98	12.3%
Rates Cash	$2.36	$2.56	(7.8)%
Rates Derivatives	$2.14	$1.65	29.5%
Rates Derivatives (greater than 1 year)	$3.53	$2.49	41.9%
Other Rates Derivatives (1)	$0.24	$0.22	9.9%

Credit	$37.96	$50.39	(24.7)%
Cash Credit (2)	$134.28	$150.84	(11.0)%
Credit Derivatives, China Bonds and U.S. Cash EP	$6.15	$6.57	(6.5)%

Equities	$18.16	$14.68	23.7%
Equities Cash	$30.39	$25.95	17.1%
Equities Derivatives	$7.27	$5.06	43.6%

Money Markets	$0.55	$0.36	53.8%

Total	$2.31	$2.56	(9.9)%
Total excluding Other Rates Derivatives (3)	$2.64	$2.99	(11.5)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2025 Q1		2024 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$558,883	$34,192,846	$465,682	$28,267,435	20.01%
U.S. Government Bonds		244,269	14,900,433	200,323	11,981,691	21.94%
European Government Bonds		59,757	3,764,712	50,267	3,166,836	18.88%
Mortgages		243,352	14,844,482	204,085	12,449,165	19.24%
Other Government Bonds		11,504	683,219	11,007	669,744	4.51%
	Derivatives	884,151	54,575,779	800,001	49,421,649	10.52%
Swaps/Swaptions ≥ 1Y		511,006	31,417,062	502,364	31,037,681	1.72%
Swaps/Swaptions < 1Y		365,224	22,651,641	288,504	17,892,088	26.59%
Futures		7,921	507,075	9,134	491,880	(13.27)%
	Total	1,443,034	88,768,625	1,265,684	77,689,084	14.01%
Credit	Cash	18,264	1,110,471	17,419	1,061,745	4.85%
U.S. High Grade - Fully Electronic		7,655	466,957	6,714	409,570	14.01%
U.S. High Grade - Electronically Processed		3,474	211,901	3,413	208,203	1.78%
U.S. High Yield - Fully Electronic		916	55,888	748	45,641	22.45%
U.S. High Yield - Electronically Processed		322	19,655	324	19,771	(0.59)%
European Credit		2,800	176,415	2,519	158,725	11.14%
Municipal Bonds		414	25,238	323	19,701	28.10%
Chinese Bonds		2,390	136,250	3,095	182,602	(22.77)%
Other Credit Bonds		293	18,168	282	17,531	3.73%
	Derivatives	30,427	1,880,661	17,502	1,082,282	73.85%
Swaps		30,427	1,880,661	17,502	1,082,282	73.85%
	Total	48,692	2,991,132	34,921	2,144,027	39.43%
Equities	Cash	12,448	757,820	12,613	775,073	(1.31)%
U.S. ETFs		8,807	528,429	9,771	596,056	(9.87)%
European ETFs		3,641	229,391	2,842	179,017	28.14%
	Derivatives	14,101	850,072	14,838	906,368	(4.96)%
Convertibles/Swaps/Options		10,637	641,758	10,364	633,167	2.64%
Futures		3,464	208,314	4,474	273,201	(22.57)%
	Total	26,550	1,607,892	27,451	1,681,441	(3.28)%
Money Markets	Cash	1,029,045	71,157,465	576,573	35,371,612	78.48%
Repurchase Agreements (Repo)		729,646	44,825,803	557,392	34,198,898	30.90%
Other Money Markets		299,399	26,331,662	19,180	1,172,715	1460.97%
	Total	1,029,045	71,157,465	576,573	35,371,612	78.48%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,547,321	$164,525,114	$1,904,628	$116,886,163	33.7%

(1)	We acquired r8fin and ICD on January 19, 2024 and August 1, 2024, respectively. Total volume reported includes volumes from each acquired business subsequent to the closing date of the applicable acquisition. For average daily volume derived from acquisitions, the denominator is the number of trading days within the reporting period that have elapsed from the acquisition date to the end date of the reporting period.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three months ended March 31, 2025 and 2024 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2025 guidance and full-year 2025 revenue guidance related to the LSEG market data license agreement, pending and completed acquisitions, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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